UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 22, 2020

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105, La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2020, Krishna Polu, M.D., Executive Vice President Research & Development and Chief Medical Officer of Equillium, Inc. (the “Company”), notified the Company of his decision to resign from his position, which the Company and Dr. Polu have agreed will become effective December 31, 2020. Dr. Polu expressed to the Company his desire to make a career change and rejoin the life science investment community. There are no disagreements between Dr. Polu and the Company on any matters relating to its strategies, operations, policies or practices.

During his tenure, Dr. Polu has provided leadership to the Company on its clinical programs and has built a capable, experienced clinical development team. Through the end of the year, Dr. Polu will continue to provide guidance and oversight of the Company’s development programs and will assist the board of directors and leadership team in identifying a suitable successor. Dr. Polu and the Company have entered into a consulting agreement, effective January 1, 2021, whereby Dr. Polu will help provide transitional support to his successor and assist the Company in the conduct of its business as reasonably requested by the Company. The Company’s board of directors is undertaking a search to identify the best candidate to succeed Dr. Polu.

The Company and Dr. Polu have entered into an amendment to the offer letter (the “Employment Amendment”) to provide for Dr. Polu’s last date of employment, to allow Dr. Polu to receive a discretionary bonus for 2020 even if not employed on the date of payment, to allow for vesting of stock options for a defined period, and to remove certain termination and change of control benefits. The foregoing description of the Employment Amendment does not purport to be complete and is qualified in its entirety by reference to the full Employment Amendment, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1†	Second Amendment to Offer Letter, effective as of September 28, 2020, by and between the Company and Krishna Polu.

†	Indicates a management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUILLIUM, INC.
Date: September 28, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer